AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 2000
                                            REGISTRATION STATEMENT NO. 333-
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       ----------------------------

                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                       ----------------------------
                            INPRISE CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)
                       ----------------------------

         DELAWARE                                            94-2895440
State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                             100 ENTERPRISE WAY
                    SCOTTS VALLEY, CALIFORNIA 95066-3249
                               (831) 431-1000
     (Address, Including Zip Code and Telephone Number, Including Area
             Code, of Registrant's Principal Executive Offices)

                 INPRISE CORPORATION 1997 STOCK OPTION PLAN
           INPRISE CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                         (Full Titles of the Plans)

                          KEITH E. GOTTFRIED, ESQ.
       SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                            INPRISE CORPORATION
                             100 ENTERPRISE WAY
                    SCOTTS VALLEY, CALIFORNIA 95066-3249
                               (831) 431-1000
     (Name, Address, Including Zip Code and Telephone Number, Including
                      Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 thereunder.

                      CALCULATION OF REGISTRATION FEE
==============================================================================================================================
         Title of                                               Proposed Maximum       Proposed Maximum
     Securities to be                        Amount to be       Offering Price Per    Aggregate Offering        Amount of
      Registered (1)                        Registered (2)        Share (3)                Price (3)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------
1997 Stock Option Plan:
-----------------------
Common Stock, par value
$0.01 per share.......................        2,000,000          $ 5.56                $11,312,500         $ 2,987

1999 Employee Stock Purchase Plan:
----------------------------------
Common Stock, par  value
$0.01 per share.......................          500,000          $ 4.81                $ 2,403,906         $   635
------------------------------------------------------------------------------------------------------------------------------
TOTALS................................        2,500,000          ______               $ 13,716,406         $ 3,622
==============================================================================================================================

(1) Represents the Registrant's shares of Common Stock (and the associated preferred stock purchase rights under the Stockholder Rights Plan, dated as of December 20, 1991 and as amended as of February 6, 2000 and June 8, 2000, between Inprise Corporation and ChaseMellon Shareholder Services, L.L.C., as successor to Manufacturers Hanover Trust Company of California) (the shares of common stock, together with such rights, the "Shares") that may be issued (i) upon exercise of options outstanding or hereafter granted under the Inprise Corporation 1997 Stock Option Plan, including Shares that may be issued in place of terminated or expired options, or (ii) pursuant to the Inprise 1999 Employee Stock Purchase Plan. (2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. (3) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee. As to the shares under the 1997 Stock Option Plan, the price is computed based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 31, 2000. The 1999 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Registrant's Common Stock and, therefore, the price for the shares under this plan is based upon 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 31, 2000.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      Inprise Corporation (the "Registrant") hereby incorporates by reference in this Registration Statement the following documents and information heretofor filed by the Registrant (Commission File Number 0-16096) with the Securities and Exchange Commission (the "Commision"):

      (a)The Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, as filed with the Commission on April 4, 2000.

      (b)The Registrant's Quarterly report on Form 10-Q for the quarter ended June 30, 2000, as filed with the Commission on August 11, 2000.

      (c)All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), since the end of the fiscal year covered by the Registrant document referred to in (a) above.

      (d)The description of the Registrant's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on July 29, 1987 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      (e)The description of the Registrant's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed with the Commission on December 27, 1991 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

      Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

      Certain information contained in this Registration Statement summarizes, is based upon, or refers to, information contained in one or more exhibits to this Registration Statement. Accordingly, the information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), authorizes a corporation to indemnify a director or officer in any action against him, by reason of the fact that he is a director or officer, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to an action by or in the right of the corporation, he is not adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation. While the relevant statute does not change directors "duty of care," it enables corporations to limit available relief to equitable remedies such as an injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Registrant has adopted provisions in its Restated Certificate of Incorporation which provide that each person who is or was a director or officer of the Registrant or who is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the fullest extent authorized by the DGCL. The By-Laws of the Registrant provide that the Registrant, to the maximum extent permitted by the DGCL, shall have the power to indemnify any of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding or potential proceeding arising out of the relationship and, to the maximum extent permitted by law, the Registrant shall have the power to advance the agent's reasonable defense expenses in any such proceeding.

          The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by the Registrant.

          The Board of Directors has approved, and the Registrant has entered into certain agreements (the "Indemnification Agreements") with its directors and certain of its officers. In addition, the Board has authorized the Registrant to enter into similar agreements with future directors and officers and has declared it the policy of the Registrant to enter into such agreements.

          Each Indemnification Agreement provides, in effect, that the Registrant shall indemnify the director or officer whenever the Registrant is legally permitted to do so. Directors and officers must be found to have met the relevant standards of conduct to be entitled to indemnification. If, pursuant to the Indemnification Agreements or otherwise, the Registrant is required to make payments in respect of its indemnification obligations in excess of or not covered by the Registrant's officers' and directors' liability insurance, such payments could materially adversely affect the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

4.1 Restated Certificate of Incorporation of the Registrant dated October 21, 1997, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, as filed with the Commission on August 13, 1998.

4.2       Amended By-laws of the Registrant, incorporated by reference to
          Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, as filed with the Commission on August 13, 1998.

4.3 Rights Agreement, dated as of December 20, 1991, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent and as the successor in interest to Manufacturers Hanover Trust Company of California, and exhibits thereto, including, Exhibit A, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, and Exhibit B, the Form of Rights Certificate, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on December 27, 1991.

4.4 Amendment No. 1, dated as of February 6, 2000, to the Rights Agreement, dated as of December 20, 1991, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on February 11, 2000.

4.5 Amendment No. 2, dated as of June 28, 2000, to the Rights Agreement, dated as of December 20, 1991, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated by reference to Exhibit 8 to Amendment No. 2 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 29, 2000.

4.6 Certificate of Designation for Series B Preferred Stock of Inprise, incorporated by reference to Exhibit 3.1 to Inprise's Current Report on Form 8-K, as filed with the Commission on July 14, 1997.

4.7 Certificate of Designation for Series C Convertible Preferred Stock of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, as filed with the Commission on July 6, 1999.

4.8 Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Series C Convertible Preferred Stock of the Registrant filed in the Office of the Secretary of State of Delaware on June 8, 1999, incorporated by reference to
          Exhibit 3.2 to the Registrant's Current Report on Form 8-K, as filed with the Commission on July 6, 1999.

4.9 Amendment to the Inprise Corporation 1997 Stock Option Plan, as * approved by the Registrant's Board of Directors on May 15, 2000.

4.10 Inprise Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, as filed with the Commission on December 19, 1997.

4.11 Inprise Corporation 1999 Employee Stock Purchase Plan, incorporated by reference to the exhibit to the Registrant's Proxy Statement on Schedule 14A, as filed with the Commission on May 11, 1999.

5.0 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the * legality of the shares of Common Stock being registered hereby.

23.1      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
          Exhibit 5).

23.2      Consent of PricewaterhouseCoopers LLP. *

23.3      Consent of Arthur Andersen LLP. *

24.1 Power of Attorney (included on the signature page of this Registration Statement).

-------------------
* filed herewith


ITEM 9.   UNDERTAKINGS.

     1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Filing incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Request for acceleration of effective date or filing of registration statement on Form S-8.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on September 1, 2000.

                                              INPRISE CORPORATION

                                              By: /s/ Keith E. Gottfried
                                                  -----------------------
                                                  Keith E. Gottfried
                                                  Senior Vice
                                                  President, General
                                                  Counsel and
                                                  Corporate Secretary

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dale L. Fuller, Frederick A. Ball and Keith E. Gottfried, and each of them singly, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capabilities, to file and sign any and all amendments and supplements to this Registration Statement, including any and all pre- and post-effective amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. Each of said attorneys-in-fact shall have the power to act hereunder with or without the other.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on September 1, 2000.

Signature                             Title
---------                             -----

                                      Interim President, Chief Executive
                                      Officer and Director (Principal Executive
/s/ Dale L. Fuller                    Officer)
-----------------------------------
Dale L. Fuller


                                      Senior Vice President and Chief
                                      Officer (Principal Financial and
/s/ Frederick A. Ball                 Accounting Officer)
-----------------------------------
Frederick A. Ball


/s/ William F. Miller                 Director and Chairman of the Board
-----------------------------------
William F. Miller


                                      Director and Vice Chairman of the
/s/ Robert H. Kohn                    Board
-----------------------------------
Robert H. Kohn


/s/ Robert Dickerson                  Director
-----------------------------------
Robert Dickerson


                                      Director
-----------------------------------
David Heller


/s/ William K. Hooper                 Director
-----------------------------------
William K. Hooper



                               EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of the Registrant dated October 21, 1997, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, as filed with the Commission on August 13, 1998.

4.2  Amended By-laws of the Registrant, incorporated by reference to
     Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, as filed with the Commission on August 13, 1998.

4.3 Rights Agreement, dated as of December 20, 1991, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent and as the successor in interest to Manufacturers Hanover Trust Company of California, and exhibits thereto, including, Exhibit A, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, and Exhibit B, the Form of Rights Certificate, incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on December 27, 1991.

4.4  Amendment No. 1, dated as of February 6, 2000, to the Rights
     Agreement, dated as of December 20, 1991, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on February 11, 2000.

4.5 Amendment No. 2, dated as of June 28, 2000, to the Rights Agreement, dated as of December 20, 1991, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated by reference to Exhibit 8 to Amendment No. 2 to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on June 29, 2000.

4.6 Certificate of Designation for Series B Preferred Stock of Inprise, incorporated by reference to Exhibit 3.1 to Inprise's Current Report on Form 8-K, as filed with the Commission on July 14, 1997.

4.7 Certificate of Designation for Series C Convertible Preferred Stock of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, as filed with the Commission on July 6, 1999.

4.8 Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Series C Convertible Preferred Stock of the Registrant filed in the Office of the Secretary of State of Delaware on June 8, 1999, incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, as filed with the Commission on July 6, 1999.

4.9 Amendment to the Inprise Corporation 1997 Stock Option Plan, as * approved by the Registrant's Board of Directors on May 15, 2000.

4.10 Inprise Corporation 1997 Stock Option Plan, incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, as filed with the Commission on December 19, 1997.

4.11 Inprise Corporation 1999 Employee Stock Purchase Plan, incorporated by reference to the exhibit to the Registrant's Proxy Statement on
     Schedule 14A, as filed with the Commission on May 11, 1999.

5.0 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares of Common Stock being registered hereby.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
     Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP. *

23.3 Consent of Arthur Andersen LLP. *

24.1 Power of Attorney (included on the signature page of this Registration Statement).
-------------------
* filed herewith